Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-298110) of Presidio Property Trust, Inc. (the “Company”) of our report dated March 27, 2026, relating to the consolidated financial statements and schedule of the Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP

Irvine, California

August 21, 2026